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                                                                    EXHIBIT 99.1

CONTACT:       Esra Ozer
               Ruder Finn, Inc.
               (212) 715-1673
               ozere@ruderfinn.com

               Carol Hess
               NeoTherapeutics, Inc.
               (949) 788-6700
               chess@neotherapeutics.com

                              FOR IMMEDIATE RELEASE

NEOTHERAPEUTICS INITIATES PHASE II CLINICAL TRIALS

ON ALZHEIMER'S DRUG

-- COMPANY BELIEVES AIT-082 IS FIRST TO PROMOTE NERVE REGENERATION --


IRVINE, Calif., May 11, 1998 -- NeoTherapeutics, Inc. (Nasdaq: NEOT; NEOTW) announced today that it has initiated a Phase II trial of the Company's lead compound, AIT-082 (NEOTROFIN(TM)) in patients with mild to moderate Alzheimer's disease.

        This study represents NeoTherapeutics' first Phase II study with AIT-082, and the Company indicated it is pleased to have started the trial sooner than anticipated.

        More than 60 volunteers will be enrolled in the study, which is the first trial conducted on AIT-082 designed specifically to measure the biologic activity of the drug in addition to dose ranging and safety parameters. Since AIT-082 is believed to exert its effects through a mechanism different than other Alzheimer's disease drugs currently under evaluation, the efficacy parameters being used on AIT-082 were selected on their ability to detect different types of cognitive and behavioral changes which may occur in the patients.

                                   -- more --
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PHASE II CLINICAL TRIALS - PAGE 2


        "We believe AIT-082 represents the first drug to enter Phase II human clinical trials designed to promote nerve regeneration," said Alvin J. Glasky, Ph.D., President and CEO of NeoTherapeutics. "Until now, treatment of neurodegenerative diseases has been limited to management of symptoms. Beginning Phase II human clinical trials represents a significant milestone for our Company," he added.

        NeoTherapeutics' compound, AIT-082, is a member of a new class of drugs for the treatment of Alzheimer's disease. Pre-clinical studies have demonstrated that AIT-082 enhances cognitive function and memory in animals with neurological deficits. It is a novel small molecule designed to cross the blood-brain barrier and enhance nerve cell function by increasing levels of neurotrophic factors. In pre-clinical laboratory studies, AIT-082 has shown unique properties in that it is able to stimulate the production of neurotrophins, natural proteins which promote the growth, survival and regeneration of nerve cells.

        Phase I clinical trials results in humans show that AIT-082 is orally absorbed, produces no serious side effects over a wide dosage range, remains in the blood sufficiently long enough for possible once a day dosing, and demonstrates a trend for memory improvement.

        NeoTherapeutics is engaged in the discovery and development of drugs that act on the central nervous system to repair nerve cells and treat neurodegenerative diseases such as

                                   -- more --
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PHASE II CLINICAL TRIALS - PAGE 3


Alzheimer's disease, spinal cord injury, Parkinson's disease and stroke as well as other neurological conditions such as migraine. NeoTherapeutics' products are orally administered and based upon patented technologies. AIT-082
(NEOTROFIN(TM)) is currently in human clinical trials for the treatment of Alzheimer's disease. For additional Company information, visit the NeoTherapeutics website at www.neotherapeutics.com.

        This press release contains forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the biological activity, side effect profile and efficacy of AIT-082, the early stage of product development, the potential need for additional funding, the initiation and completion of clinical trials and dependence on third parties for clinical testing, manufacturing and marketing. These risks are described in further detail in the Company's annual and quarterly reports filed with the Securities and Exchange Commission.

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